                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                CENTRAL ILLINOIS LIGHT COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                           [LOGO]

                            NOTICE OF ANNUAL MEETING

Dear Shareholders:

The Annual Meeting of Shareholders of Central Illinois Light Company will be held on Thursday, June 24, 1999 at 1:30 PM, Central Time, at the principal office of the Company, 300 Liberty Street, Peoria, Illinois, in order to:

    1.  Elect a Board of Directors; and

    2.  Transact such other business as may properly come before the meeting.

The date of this year's meeting was changed to accommodate the Special Meeting of Shareholders of CILCORP Inc. held on May 20, 1999. As has been our practice, this Annual Meeting of Shareholders of Central Illinois Light Company is being scheduled on the same day as the Annual Meeting of Shareholders of CILCORP Inc.

Shareholders of record at the close of business on May 10, 1999 are entitled to vote at the meeting.

By Order of the Board of Directors,

      [SIGNATURE]

John G. Sahn
Secretary

May 21, 1999

                                   IMPORTANT

       It is important that your shares be represented at the meeting. Please mark, sign, date and return the enclosed proxy promptly in order that your shares will be voted.

                                PROXY STATEMENT
GENERAL

      This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Central Illinois Light Company (the "Company" or "CILCO"), for use at the Annual Meeting of Shareholders to be held on Thursday, June 24, 1999 at 1:30 PM, Central Time, at the Company's executive offices, 300 Liberty Street, Peoria, Illinois 61602, and any adjournment thereof. The shares represented by your proxy will be voted if the proxy is duly executed and returned prior to the meeting. You may revoke your proxy by a duly executed later proxy, or at any time before it is exercised, by written notice to the Secretary of the Company, received prior to the time of the meeting, or orally at the meeting.

      The expense of the solicitation of proxies is being borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies either personally, or by telephone, e-mail or fax. The Company will reimburse banks, brokers or other similar agents or fiduciaries for forwarding proxy material to their principals, the beneficial owners of the stock.

      The annual report of the Company for the year ended December 31, 1998 is being sent, along with the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy, to all shareholders of record at the close of business on May 10, 1999 which is the record date for the determination of shareholders entitled to vote at the meeting. These items are to be first mailed to shareholders on May 21, 1999.

VOTING SECURITIES AND PRINCIPAL HOLDERS

      On May 10, 1999, the record date for the meeting, the Company had outstanding 191,204 shares of preferred stock, $100 par value; 470,000 shares of Class A preferred stock, no par value; and 13,563,871 shares of common stock, no par value. Each share entitles the holder thereof to one vote upon any matter coming before the meeting, except that, in the election of directors, each shareholder is entitled to cumulate votes and, therefore, may give one nominee as many votes as shall equal the number of directors to be elected multiplied by the number of shares held by such shareholder, or such shareholder may distribute such votes among any two or more nominees by so indicating on the proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

      At May 10, 1999, the following directors and officers of the Company were the beneficial owners of shares of the Company's preferred stock, $100 par value, representing less than .008% of the shares of that class outstanding. No other officer or director nominee was the beneficial owner of any shares of the Company's preferred or common stock.

         DIRECTOR/OFFICER                     NUMBER OF SHARES
-----------------------------------  -----------------------------------
T. S. Romanowski                                      5
W. M. Shay                                           10

      The following information, regarding beneficial ownership on January 1, 1999 of the Company's equity securities, is furnished with respect to each person or group of persons acting together who, as of such date, is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities and no independent inquiry has been made to determine whether any shareholder is the beneficial owner of shares not registered in the name of such shareholder or whether any shareholder is a member of a shareholder group.

  CLASS OF                  NAME AND ADDRESS OF                  AMOUNT AND NATURE OF     PERCENT
   STOCK                      BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP     OF CLASS
------------  ------------------------------------------------  ----------------------  ------------
Common        CILCORP Inc.                                            13,563,871(1)            100%
              300 Hamilton Boulevard
              Suite 300
              Peoria, IL 61602

Class A       AMVESCAP PLC 11 Devonshire Square                           15,000(2)           6.82%
Preferred,    London EC2M 4YR
Series        England
5.85%         and
              1315 Peachtree Street, N.E.
              Atlanta, Georgia 30309

--------

(1) CILCORP Inc. has sole voting and dispositive power with respect to the common shares.

(2) According to Schedule 13G dated February 10, 1999, AMVESCAP PLC, a Parent Holding Company, has shared voting power and shared dispositive power with respect to these Series 5.85% Class A Preferred shares.

PROPOSAL 1: ELECTION OF DIRECTORS

      Four directors are to be elected at the Annual Meeting to hold office for the ensuing year or until their successors are elected and qualified. All nominees are now serving as directors of the Company and have consented to serve, if elected. To be elected a director, a nominee must be among the four nominees receiving the highest number of votes. The nominees, along with their biographical summaries, are listed below.

      The Board of Directors has no reason to believe that the persons named will not be available, but in the event that a vacancy among the original nominees is occasioned by death or any other reason prior to the meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors.

J. MARK ELLIOTT
SENIOR VICE PRESIDENT OF CILCO
Director of CILCO since 1998

      Mr. Elliott was born at Dallas, Texas in 1943. He has both Ph.D. (1970) and M.S. (1968) degrees in Mechanical Engineering from Auburn University. He also has a bachelor of science degree (1966) in the same field from the University of Houston. After serving as an assistant professor of mechanical engineering at the University of South Alabama in the early 1970s, Mr. Elliott joined TRW Systems Group in 1973 as a member of the technical staff and then served as a branch chief at the U.S. Nuclear Regulatory Commission from 1975 through 1977. In 1978, Mr. Elliott joined International Energy Associates Limited, later rising to the rank of president. From 1985 to 1988, he served as vice president of ERC International and from 1988 to 1991, president, chief operating officer and director of ERC Environmental and Energy Services Co., Inc. (ERCE), a publicly traded company until its acquisition by Ogden Corporation. Mr. Elliott was president and chief operating officer of Ogden Environmental & Energy Services (OEES) from 1991 to 1996, where he directed the development of an independent power subsidiary, operating geothermal and hydroelectric power plants. He joined QST Enterprises Inc. in November 1996 as president and chief operating officer and was elected to his current position as senior vice president of CILCO effective August 17, 1998.

WILLIAM M. SHAY
SENIOR VICE PRESIDENT OF CILCO
Director of CILCO from 1991 to 1996 and since 1998

      Mr. Shay was born at Peoria, Illinois in 1952. He received a B.S. degree in accounting from Bradley University in 1974 and a J.D. from the University of Illinois College of Law in 1978. He is also a certified public accountant. Mr. Shay was initially employed by Central Illinois Light Company ("CILCO") in 1974 as an accountant and later as a budget analyst following college graduation. Upon graduation from law school, he served for two years as a judicial clerk to a justice of the Illinois Supreme Court. He was then associated with the Chicago law firm of Isham, Lincoln & Beale, where he concentrated in utility regulatory law. Mr. Shay returned to CILCO in late 1982 to form a legal department, subsequently becoming General Counsel. He left the Company in January 1987 to return to the private practice of law as a partner with Keck, Mahin & Cate. He was named vice president, chief financial officer of CILCORP Inc. in August of 1988; vice president, Electric Operations Group of CILCO in January of 1993; group president of CILCO in April of 1995; and became president of QST Enterprises Inc. in December of 1995. He was appointed to the additional position of president and chief executive officer of Environmental Science & Engineering Inc. (now QST Environmental Inc.) in May of 1996. In November 1996, Mr. Shay was elected executive vice president of CILCORP Inc. reporting to CEO Robert O. Viets and in November 1997 he was elected to the additional position of chief legal officer. In August 1998 he was elected to his current position as senior vice president of CILCO. Mr. Shay is a director of Central Illinois Light Company and CILCORP Investment Management Inc., the Peoria Area Community Foundation and the Peoria Career and Technology Center. He also is a member of the Peoria Riverfront Business District Commission and the Peoria Designated Zone Organization.

JAMES F. VERGON
SENIOR VICE PRESIDENT OF CILCO
Director of CILCO since 1991

      Mr. Vergon was born at Peoria, Illinois in 1948. He graduated from Bradley University in 1971 with a degree in mechanical engineering and is a registered professional engineer. He received a master's degree in business administration from Bradley University in 1981. He joined CILCO in 1971 and advanced through various positions in engineering. He was appointed gas engineering manager in 1981, director-rates and regulatory affairs in 1982, and elected vice president in 1986. He was vice president and chief financial officer of CILCORP from January 1, 1993 through February 28, 1993. He again was elected a vice president of the Company effective March 1, 1993 and was elected group president of CILCO effective April 1, 1995. He was elected president and chief operating officer of CILCO in January 1996 and was elected to his current position in August 1998. He is a member of the board of directors of The Economic Development Council for the Peoria Area and the Heart of Illinois United Way. In addition, he is a member of the board of trustees of Proctor Hospital and the Bradley University Associate Board and the advisory boards of Bank One, Peoria, Forest Park Foundation, The Institute of Public Utilities, the Bradley University College of Engineering and Technology and the Peoria Zoological Society.

ROBERT O. VIETS
PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CILCORP INC.
AND CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF CILCO
Director of CILCO from 1988 to 1991 and since 1995

      Mr. Viets was born at Girard, Kansas in 1943. He graduated from Washburn University in 1965 with a degree in economics and received his law degree from Washington University School of Law in 1969. He is a certified public accountant and has had experience with a national accounting firm. Mr. Viets joined CILCO in 1973 as manager of special studies and was appointed manager of rates and regulatory affairs in 1976. He was elected assistant vice president, regulatory and legislative affairs, in 1980; vice president, financial services in 1981; vice president (finance group) in 1983 and senior vice president of the Company and CILCORP in 1986. He was elected president and chief executive officer of CILCORP in 1988 and chairman and chief executive officer of the Company in 1995. He is also a director of CILCORP and QST Enterprises Inc., and Chairman of CILCORP Investment Management Inc. Mr. Viets is a director of Philadelphia Suburban Corp.; RLI Corp.; Lincoln Office Supply Co., Incorporated; the Peoria Medical Research Corporation and Methodist Health Services Corporation. He serves as a member of the board of trustees of Bradley University.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

      The Board of Directors functions as a Committee of the Whole and has no committees. During 1998, the Board of Directors took action, as needed, by unanimous written consent.

DIRECTORS' COMPENSATION

      No fees are paid to directors who are officers of the Company.

INDEPENDENT AUDITORS

      Upon the recommendation of its Audit Committee, the Board of Directors of the Company's parent, CILCORP Inc., has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for 1999. Arthur Andersen LLP is not expected to be represented at the annual meeting.

EXECUTIVE COMPENSATION

      The following table sets forth the annual and long-term compensation earned for the years 1998, 1997 and 1996 for the Chief Executive Officer and the four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL             LONG-TERM
                                               COMPENSATION        COMPENSATION
                                           ---------------------  ---------------     ALL OTHER
NAME AND PRINCIPAL POSITION                  YEAR       SALARY    LTIP PAYOUTS(1)   COMPENSTION(2)
-----------------------------------------  ---------  ----------  ---------------  ----------------

R. O. Viets                                     1998  $  432,292    $   251,345       $   42,334
Chairman, President and Chief                   1997     406,423         61,272           37,817
Executive Officer (3)                           1996     382,544         64,500           31,894

W. M. Shay                                      1998     217,458        203,651           29,856
Senior Vice President (4)                       1997     207,737         66,467           26,844
                                                1996     194,398         81,981           22,948

J. F. Vergon                                    1998     210,002        197,664           18,506
Senior Vice President (5)                       1997     207,738         65,616           16,831
                                                1996     194,564         86,542           14,634

R. J. Sprowls                                   1998     150,177        100,000            8,985
Vice President and Chief                        1997     135,916        126,428            8,369
Financial Officer (6)                           1996     121,913         40,725            5,678

J. M. Elliott                                   1998     277,497         15,000           19,593
Senior Vice President (7)                       1997     232,269         82,400           18,511
                                                1996      30,288              0                0

--------

(1) Amounts paid were paid pursuant to CILCORP Inc.'s
    EVA-Registered Trademark--Based Incentive Compensation Plan and include Award Bank balances which were paid in full upon termination of the Plan effective October 1, 1998. Awards for 1998 include: Mr. Viets $118,000 and $59,000 each to Mr. Shay, Mr. Vergon and Mr. Elliott. Repayment of a prior loan to his Award Bank eliminated a payment to Mr. Elliott.

(2) Amounts shown in this column for 1998 represent (a) employer contributions under the CILCO Employees' Savings Plan to Mr. Viets $4,800, Mr. Shay $4,800, Mr. Vergon $4,800 and under the QST Environmental Inc. Profit Sharing and Savings Plan, to Mr. Sprowls $4,936 and Mr. Elliott $4,593; and
    (b) earnings on deferred compensation to Mr. Viets, Mr. Shay, Mr. Vergon and Mr. Sprowls.

(3) Mr. Viets' compensation relates also to his compensation as President and Chief Executive Officer of CILCORP Inc.

(4) Mr. Shay served as Executive Vice President and Chief Legal Officer of CILCORP prior to his election as Senior Vice President of the Company effective August 17, 1998.

(5) Mr. Vergon served as President and Chief Operating Officer prior to his election as Senior Vice President effective August 17, 1998.

(6) Mr. Sprowls served as Senior Vice President and Chief Financial Officer of QST Enterprises Inc. prior to his election as Vice President and Chief Financial Officer of the Company effective August 17, 1998.

(7) Mr. Elliott was elected Senior Vice President of the Company effective August 17, 1998. He continues to serve as President of QST Enterprises Inc.

      EVA-Registered Trademark- is registered trademark of Stern Stewart & Co.

EVA-REGISTERED TRADEMARK--BASED INCENTIVE COMPENSATION PLAN

      Effective October 1, 1998, the Board of Directors of the Company terminated the EVA-Registered Trademark--based Incentive Compensation Plan the ("EVA-Registered Trademark-Plan") for all participants. Award balances accumulated in prior years were distributed to all terminating participants as set forth in the foregoing Summary Compensation Table. Incentive compensation was awarded in 1998 in accordance with the EVA-Registered Trademark- Plan. The purpose of the EVA-Registered Trademark- Plan was to provide an incentive to eligible officers and senior managers to increase and maintain shareholder value by rewarding the achievement of these objectives. EVA-Registered Trademark- is a measure of profitability that is based on the difference between the return earned on the capital invested in an enterprise and the cost of that capital. This difference can be either positive or negative and results in an addition to, or a deduction from, award balances accumulated in prior years. Each year, one third of the net balance accumulated was paid to the participant. That portion of the incentive compensation which has been deferred is "at risk" since a negative EVA-Registered Trademark- in a subsequent year may eliminate previously accumulated balances. The calculation of the award pool was based, in part, on a fixed percentage of the improvement in EVA-Registered Trademark- from the prior year and, in part, on a fixed percentage of the average of EVA-Registered Trademark-contributed over a three-year period. These percentages, which did not change from year to year, were determined when the EVA-Registered Trademark- Plan was originally established and were designed, using historical financial data, to create an award pool of sufficient size to achieve the Plan objectives and are used only for that purpose. Annually, at the outset of each plan year, the Compensation Committee determined the portion of the award pool to be allocated to each participant, including the executive officers, based on that individual's job responsibilities and the Committee's evaluation of the effect which that individual's performance is expected to have on the size of the award pool. A portion of the award pool was allocated, at the Committee's discretion, at the conclusion of each plan year. Discretionary awards were determined on the basis of the CEO's recommendation and the compensation policies established by the Committee. Both the non-discretionary and discretionary portions of an award were added to each participant's account balance, one third of which was paid and the remainder of which remained at risk in the account balance.

EXECUTIVE EMPLOYMENT AGREEMENTS AND MANAGEMENT CONTINUITY AGREEMENTS

      In 1998, the Company, with the approval of the Board of Directors, extended, for a period of one (1) year, the employment agreement with Mr. Vergon. The employment agreements between CILCORP Inc. and Mr. Viets and Mr. Shay and between QST Enterprises Inc. and Mr. Elliott were similarly extended for one (1) year. The employment agreements of Mr. Elliott and Mr. Shay were subsequently assigned to the Company. The term of each agreement is for a period of three years unless a notice of termination or an event of termination (resignation following a reduction in compensation or change of the officer's principal place of employment) occurs, in which event the compensation and benefit payments under the agreement will terminate three years following termination of employment. During the period following such termination of employment, each officer is entitled to compensation consisting of annual base salary, continued participation in certain employee benefit plans, and a single payment in a sum equal to the officer's last three annual incentive awards. Following termination, the officer may not compete for a period of one year with the Company and is obliged to make reasonable efforts to obtain other comparable employment. The agreements also provide additional payments to the officer in an amount equal to any excise tax imposed by the Internal Revenue Code. Salary and benefit payments do not continue in the event employment is terminated for cause or as a result of death or disability.

      The Company, with the approval of the Board of Directors, has also entered into a management continuity agreement with Mr. Sprowls. The agreement provides that, in the event of a change in control of CILCORP Inc. (as defined in the agreement) and a subsequent termination of employment, CILCORP Inc., or its successor, is obligated to pay termination benefits for a period of up to two years. Termination benefits include the continuation of salary, incentive compensation and certain employee benefits. Compensation and benefits are payable if termination of employment occurs within two years of a change in control and termination must be involuntary or due to material changes in the terms of employment.

SHAREHOLDER RETURN INCENTIVE COMPENSATION PLAN

      The purposes of the Shareholder Return Incentive Compensation Plan are to promote growth in the value of CILCORP Inc.'s common stock, to attract and retain executives of outstanding ability, to encourage teamwork among the executives of CILCORP and its subsidiaries, and to reward performance based on the successful achievement of pre-established corporate financial goals. Participants under this Plan are eligible key employees of CILCORP or its subsidiaries, who, due to the nature and scope of their positions, regularly and directly make or influence policy decisions which impact the overall long-term results or success of CILCORP. Performance share grants are made by a committee of the CILCORP Board (comprised of disinterested directors), which has discretion to establish the performance periods, the number of performance shares granted and the threshold price above which performance share grants may be exercised. Performance shares are exercisable by participants at such times as the market price of CILCORP's common stock exceeds the threshold price. The number of performance shares granted determines the number of shares of common stock which may be awarded. Any exercise of performance shares which would result in an award in excess of the number of shares of common stock available under the Plan is paid as a separate cash bonus based on the market price of the excess shares. With the exception of Mr. Sprowls, the executive officers listed in the Summary Compensation Table received performance share grants under this Plan in 1997 as set forth in the table below. This represents 100% of the performance shares granted in 1997. No performance shares were granted in 1998.

                LONG TERM INCENTIVE PLANS -- AWARDS IN 1997()(1)

                                        PERFORMANCE OR OTHER               ESTIMATED FUTURE PAYOUTS
                 NUMBER OF SHARES,          PERIOD UNTIL       -------------------------------------------------
NAME         UNITS OR OTHER RIGHTS (2)  MATURATION OF PAYOUT      THRESHOLD (3)     TARGET (4)     MAXIMUM (5)
-----------  -------------------------  ---------------------  -------------------  -----------  ---------------
R. O. Viets            190,000                 1997-1999                    0           41,304         67,858
J. M.
Elliott                 42,000                 1997-1999                    0            9,130         15,000
W. M. Shay              59,000                 1997-1999                    0           12,826         21,071
J. F.
Vergon                  59,000                 1997-1999                    0           12,826         21,071

------------

(1) Amounts listed pertain to the Company's Shareholder Return Incentive Compensation Plan.

(2) Amounts listed are the number of performance shares allocated in 1997.

(3) Represents minimum amount received if market price of Company stock does not exceed $36 per share.

(4) Amounts listed are the number of shares of common stock of the Company received upon exercise of all performance shares if the market price is $46.00 per share.

(5) Amounts listed are the number of shares of common stock of the Company received upon exercise of all performance shares if the market price is $56.00 per share. A market price in excess of $56 per share would result in the payment of a cash bonus based on the amount of such excess and the number of performance shares held.

CERTAIN PLANS

      BENEFIT REPLACEMENT PLAN. The Board of Directors has established a Benefit Replacement Plan (the "Benefit Replacement Plan"). The Benefit Replacement Plan provides for payments to participants from the Company's general funds to restore the retirement benefit under the Company's non-contributory Pension Plan for Management, Office and Technical Employees (the "Pension Plan") when such benefit is restricted by (1) the maximum defined benefit limitation of Section 415(b) of the Internal Revenue Code of 1986, as amended (the "Code"), (2) the index compensation limitation of Code Section 401(a)(17), and (3) participation in certain of the Company's deferred compensation plans. The Benefit Replacement Plan generally covers all Pension Plan participants affected by these restrictions and provides for payment at the times and in the forms of the Pension Plan.

      PENSION PLAN. Pension benefits are provided through the Pension Plan. Pension benefits are determined using a formula based on years of service and highest average rate of monthly earnings for any sixty consecutive month period. The normal retirement date specified in the Pension Plan is age 65. Retirement between the ages of 55 and 62 results in an appropriate reduction in pension benefits.

      The following table shows the aggregate annual benefits payable on a straight life annuity basis upon retirement at normal retirement age under the Pension Plan and under the Benefit Replacement Plan discussed above. The amounts shown are not subject to any deduction for Social Security benefits or other offset amounts other than that for an optional survivorship provision.

                               PENSION PLAN TABLE

                                  YEARS OF SERVICE
               ------------------------------------------------------
REMUNERATION   15 YEARS   20 YEARS    25 YEARS   30 YEARS   35 YEARS
-------------  ---------  ---------  ----------  ---------  ---------
  $200,000        42,750     57,000      71,250     85,500     99,750
   225,000        48,096     64,128      80,160     96,192    112,224
   250,000        53,442     71,250      89,064    106,878    124,692
   275,000        58,781     78,375      97,969    117,563    137,156
   300,000        64,128     85,500     106,878    128,250    149,628
   400,000        85,500    114,000     142,500    171,000    199,500
   500,000       106,878    142,500     178,128    213,715    249,378

      The sum of annual and long-term compensation shown for the individuals listed in the above Summary Compensation Table is substantially compensation as covered by the Pension Plan and the Benefit Replacement Plan. At January 1, 1999, the credited years of service under the Pension Plan for such individuals are as follows: R. O. Viets-- 25 years, J. M. Elliott--less than one year, W.M. Shay--16 years, J. F. Vergon--27 years, R. J. Sprowls--17 years.

REPORT ON EXECUTIVE COMPENSATION

      BACKGROUND AND POLICIES. The compensation of the Company's Chief Executive Officer is determined by the Board of Directors of the Company's parent, CILCORP Inc., upon the recommendation of the Compensation Committee of the CILCORP Inc. Board of Directors. The compensation of all other executive officers of the Company is determined by the Company's Board of Directors upon the recommendation of the Chief Executive Officer. The compensation policies with respect to the executive officers other than the Chief Executive Officer are as follows:

1. Compensation levels should be established which are internally fair and equitable, bearing in mind (a) past practices, patterns and relationships, and (b) the relationship between officer level compensation and the compensation provided for top level managers throughout the Company.

2. Compensation should be comparable and reasonable in relation to similar positions in other utility companies of like size, structure and characteristics.

3. Compensation of the executive officers should be directly related to the economic value created for shareholders.

4. A compensation program should be designed to attract and retain superior management.

      EXECUTIVE OFFICER COMPENSATION PROGRAM. The Company's current executive officer compensation program is comprised of two major components: base salary and incentive compensation. Base salary levels for the Company's executive officers are determined relative to other utility companies of similar size and characteristics. In addition, consideration also is given the individual officer's experience and performance. Salaries of the executive officers are reviewed each year and may be adjusted based on the individual's contribution to the Company's performance and on competitive pay levels.

      The Company has not yet developed a policy with respect to qualifying certain performance-based compensation paid to its named executive officers under the Shareholder Return Plan for corporate deductibility under Section 162(m) of the Internal Revenue Code. The total compensation paid to each of these officers in 1998 was significantly below the $1,000,000 deductibility cap specified in Section 162(m). If and when it is anticipated that the total compensation paid to any of these named executive officers will reach this limit, the Company will establish such a policy.

      PRESIDENT'S COMPENSATION. Robert O. Viets serves as president and chief executive officer of CILCORP Inc. in addition to serving as chairman, president and chief executive officer of CILCO. His compensation in his capacities as an officer of both companies is determined by the Board of Directors of CILCORP upon recommendation of its Compensation Committee. The Board of Directors of CILCO endorses and adopts the recommendation and determination for 1998 of the CILCORP Board of Directors and its Compensation Committee whereby Mr. Viets was awarded a salary of $440,000 commencing April 1, 1998, representing an increase of 7.3% over his prior salary level.

      As stated in the CILCORP Inc. proxy statement dated May 21, 1999, the Compensation Committee of the CILCORP Board of Directors made the following report:

      "Upon the Committee's recommendation, Mr. Viets was awarded a salary of $440,000 commencing April 1, 1998, representing an increase of 7.3% over his prior salary level. The Committee based its decision on studies which indicated that Mr. Viets' base salary was similar to the base salary compensation of the chief executive officers at comparable companies. The Committee considered the achievement of the Company's objectives in the preceding year. It recognized Mr. Viets' vision for the direction of the utility industry, preparation of the Company for operating in a competitive marketplace, and his leadership regarding the passage of legislation which restructured the electric utility industry in Illinois. The Committee's evaluation also focused on management of the ongoing operations of the Company and its subsidiaries, as well as the effectiveness of communications with all relevant constituencies. Mr. Viets also received an award of $118,000 pertaining to the Company's EVA-Registered Trademark--Based Incentive Compensation Plan."

                                      CILCO Board of Directors

                                          R. O. Viets, Chairman

                                          J.M. Elliott

                                          T. S. Romanowski

                                          W.M. Shay

                                          J. F. Vergon

OTHER MATTERS

      The Board has no knowledge of any business to be presented for consideration at the Annual Meeting other than that discussed above. Should any other business properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the persons named in such proxies.

PROPOSALS OF SHAREHOLDERS

      Proposals of shareholders to be presented at the April 25, 2000, Annual Meeting must be received not later than November 22, 1999, if they are to be included in the Company's proxy statement and form of proxy relating to that meeting. Shareholder proposals received after that date but before February 4, 2000, will not be included in the Company's proxy statement and form of proxy relating to the meeting, and shareholder proposals received after February 4, 2000, will be considered untimely under the rules of the Securities and Exchange Commission governing discretionary voting on matters not covered in a proxy statement. Proposals should be sent to the Secretary, Central Illinois Light Company, 300 Liberty Street, Peoria, Illinois 61602.

                                      By Order of the Board of Directors,

                                              [SIGNATURE]

                                      John G. Sahn

                                      Secretary

May 21, 1999

                                [LOGO]

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints R.O. Viets and J.G. Sahn, and each of them, attorneys and proxies with power of substitution to each, with authority to vote all shares which the undersigned would be entitled to vote if personally present at the 1999 annual meeting of shareholders of Central Illinois Light Company, or at any adjournment thereof, upon the item set forth in the notice of meeting and proxy statement relating thereto and, in their discretion, upon any other matter which may properly come before the meeting. The shares represented hereby will be voted as directed on the reverse of this card.

    IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ITEM 1.
           (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

PROXY.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHOULD SIGN. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE THEIR FULL TITLES.

TEAR OFF THIS PORTION

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DATE: __________________________________________________________________, 1999


______________________________________________________________________________
SIGNATURE/S


______________________________________________________________________________


1.   Election of Directors

/ /  FOR all nominees listed below (except as marked to the contrary below)

/ /  WITHHOLD AUTHORITY to vote for all nominees listed below


J.M. Elliott, W.M. Shay, J.F. Vergon, and R.O. Viets


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


______________________________________________________________________________


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NO POSTAGE REQUIRED IF RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE
UNITED STATES.


REMOVE PROXY AT PERFORATION AND RETURN IN ENCLOSED BUSINESS REPLY ENVELOPE.